UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2017

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2017, and effective as of January 1, 2017, Xcel Brands, Inc. (the “Company”) entered into a three-year employment agreement with Giuseppe Falco for him to serve as our Chief Merchant and President. Following the initial three-year term, the employment agreement will be automatically renewed for a two-year term thereafter unless either party gives written notice of intent to terminate at least 30 days prior to the expiration of the then current term. Under the employment agreement, Mr. Falco’s annual base salary shall be $550,000 for 2017, $625,000 for 2018 and $700,000 for 2019 and any renewal year.

Mr. Falco is eligible to receive a cash bonus of up to $450,000 for 2017, $375,000 for 2018 and $300,000 for 2019 and any renewal year (the “Maximum Cash Bonus) based upon targets (the “Cash Bonus Targets”) established by the Company’s Compensation Committee each year for Adjusted EBITDA (as defined below) and payable as follows:

Annual Level of Adjusted EBITDA Achieved for each fiscal year ending December 31, 2017 and thereafter	Percentage of Maximum Cash Bonus
90% and above	100%
70% - 90%	50%
Less than 70%	0%

“Adjusted EBITDA” shall mean for any period, for the Company and its subsidiaries on a consolidated basis (without duplication), an amount equal to (a) consolidated net income (as determined in accordance with generally accepted accounting principles of the United States as in effect from time to time) (“Consolidated Net Income”) for such period, minus, (b) to the extent included in calculating Consolidated Net Income, the sum of, without duplication, (i) income tax credits for such period, and (ii) gain from extraordinary or non-recurring items for such period (including, without limitation, non-cash items related to purchase accounting), plus (c) the following to the extent deducted in calculating such Consolidated Net Income, (i) interest expense and other finance costs (whether cash or non-cash) for such period (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) all other extraordinary or non-recurring non-cash charges (including, without limitation, non-cash items related to purchase accounting and non-cash items related to earn-outs) and (v) non-cash stock or equity compensation in such period.

Mr. Falco was awarded an option (the “Option”) to purchase 500,000 shares of common stock at an exercise price of $5.00 per share. The Option vest as to 100,000 shares on each of January 1, 2018, 2019, 2020, 2021 and 2022, provided that Mr. Falco remains an employee of the Company or is otherwise providing services to the Company on such date, and expire as to each 100,000 shares on the five year anniversary of the respective vesting date.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Falco may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of his employment. Also, during his employment and for a one-year period after the termination of such employment, Mr. Falco may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

If Mr. Falco’s employment is terminated by the Company without cause, or if he resigns with good reason (as defined in the agreement), then Mr. Falco will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to his base salary in effect for a period of six months, payable on the six month anniversary of the date of separation of services and the Option shall remain exercisable as to those shares as to which the Option previously vested and shall become exercisable as to any unvested shares immediately following such transaction.

In the event Mr. Falco’s employment is terminated within 12 months following a change of control by the Company without cause or by the executive with good reason, the executive would be entitled to a lump sum payment equal to his base salary in effect on the termination date for six months following such termination.

“Change of control,” is defined to mean (i) a merger or consolidation to which the Company is a party (other than one in which the stockholder of the Company prior to the event own a monopoly of the voting power of the surviving or resulting corporation, (ii) a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of the assets of the Company or (iii) a sale or transfer by the Company’s stockholders of voting control, in a single transaction or a series of transactions. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. Falco and the Company, all unvested stock options, shares of restricted stock and other equity awards granted by the Company to Mr. Falco pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No. 10.1	Employment Agreement dated January 24, 2017, effective January 1, 1017 between the Company and Giuseppe Falco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: January 26, 2017

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